EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Ashford Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221993 and 333-227729) and the Registration Statement Form S-8 (No. 333-200183), of Ashford Inc. of our reports dated March 12, 2020, relating to the consolidated financial statements, and the effectiveness of Ashford Inc.’s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
March 12, 2020